                                                                   Exhibit 10.11

The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406, promulgated under the Securities Act of 1933, as amended.


             INTEL CORPORATION PURCHASE AGREEMENT - CHEMICALS/GASES


                                          Agreement #:                C-06438
                                                       ----------------------
                                       Effective Date:          FEB. 18, 1999
                                                       ----------------------
                                      Expiration Date:           DEC. 31,2001
                                                       ----------------------
                                               CNDA #:                  17452
                                                       ----------------------


BUYER: Intel Corporation (and all Intel divisions and subsidiaries, hereinafter "BUYER" or "INTEL") Intel Corporation
                            2200 Mission College Blvd
                            Santa Clara, CA 95052-8119

SUPPLIER:                    Cabot Corporation (hereinafter "SUPPLIER")
                            500 Commons Drive
                            Aurora, IL 60504


                                           X            Terms and Conditions of Purchase Agreement - Goods
                                         ------
Addenda attached here to and               X      A     Product Description and Price Schedule
                                         ------
Incorporated herein by reference           X      B     Key Contacts & Intel Fab Locations
                                         ------
(Mark "X" where applicable.)               X      C     Quality Requirements
                                         ------
                                           X      D     Volume Commitments
                                         ------
                                                  E
                                         ------
                                                  F
                                         ------

Buyer will purchase and Supplier will sell certain Items in accordance with the Terms and Conditions and Addenda attached hereto. All Purchase Orders issued to Supplier by Buyer during the term of this Agreement shall be governed only by the Terms and Conditions of this Agreement notwithstanding any preprinted terms and conditions on Supplier's acknowledgment or Buyer's Purchase Order. Any additional or different terms in documents exchanged by the parties subsequent to execution of this agreement are hereby deemed to be material alterations and notice of objection to and rejection of them is hereby given.


INTEL CORPORATION                             SUPPLIER

By:     /s/  Mumtaz Ahmed                     By:    /s/  Matthew Neville
     -------------------------------          -------------------------------

Signature                                     Signature

   Mumtaz Ahmed                                  Matthew Neville
----------------------------------            -------------------------------

Printed Name                                  Printed Name

   Commodity Manager                             GM & VP
----------------------------------            -------------------------------

Title                                         Title

   2/18/99                                       2/18/99
------------------------------------          -------------------------------
Date                                          Date

          TERMS AND CONDITIONS OF PURCHASE AGREEMENT - CHEMICALS/GASES

1.    DEFINITIONS

A. "Release" means Buyer's authorization to ship in accordance with the Buyer's Purchase Order, and authorizing Supplier to ship a definite quantity of Items to a specified schedule. The Release is contained in the Purchase Order sent to Supplier.

B. "Items" means the goods which Supplier is to provide to Buyer as set forth on Addendum A. Any Item which is custom made for Buyer shall be indicated by an asterisk (*) on such Addenda A.

C. "Estimated Usage" or "Forecast" is the quantity Buyer reasonably expects to Release, however, Buyer shall not be obligated to Release such quantities of Items.

D. "Purchase Order" is Buyer's document setting forth specific line Items ordered and Release information.

E. "CIF" means "Cost, Insurance and Freight (named port of shipment)." Reference Incoterms 1990.

F. "DDP" means "Delivered Duty Paid (named place of destination)." Reference Incoterms 1990.

G. "DDU" means "Delivered Duty Unpaid (named place of destination)." Reference Incoterms 1990.

H.    "FMO" is Fab Materials Operation (a department within Intel Corporation).

I. "FOB" means "Freight on Board (named port of shipment)." Reference Incoterms 1990.

J. "FCA" means "Free Carrier (named place of destination)". Reference Incoterms 1990.

2.   TERM OF AGREEMENT

A. The term of this Agreement shall begin on the Effective Date and continue to the Expiration Date, unless renewed pursuant to the terms of this Section. After the initial term, this Agreement shall be automatically renewed from year to year (for one-year periods) without action by either party, unless terminated pursuant to Section 5 of this Agreement. At Buyer's option, Items may be scheduled for delivery up to three (3) months following expiration or termination of this Agreement.

B. This Agreement shall be effective to all Intel manufacturing facilities in the U.S. and the non-U.S. facilities identified in Addenda hereto.

3.   PRICING

A. Prices of Items are as set forth in Addendum A, and may only be modified by mutual agreement. Supplier will publish newly negotiated prices to corporate representative and all Site buyers within 10 days of signed agreement.



B.    For any Item of which Supplier supplied Buyer [     ], during the previous
      calendar year, Supplier agrees that the price for such Item shall always be Supplier's lowest net price charged any customer for like volumes of such Item. If the net price charged to Buyer for such is greater than that charged to another customer of Supplier for like volumes, Supplier shall adjust its price to Buyer to the lower price for as long as Supplier continues to offer such lower price to another customer. In addition, to the extent Buyer was charged a higher price during a period that Supplier was selling like volumes of such Item to another customer at a lower price, Supplier shall refund to Buyer the difference in the purchase price paid by Buyer and such lower price.



C. In the event Supplier offers any Item of which Supplier supplied Buyer [ ] during the previous calendar year at a lower price (taking into account volume discounts) either as a general price drop or only to some customer(s) for any reason, Supplier shall immediately inform Buyer of this price.

D. Applicable taxes and other charges such as duties, customs, tariffs, imposts and government imposed surcharges, and freight shall be stated separately on Supplier's invoice.

E. Additional costs, except those described in Section 3(D) or in Addenda A or D, will not be reimbursed without Buyer's prior written approval.

F. Buyer reserves the right to have Supplier's records inspected and audited only by an independent third party auditor to ensure compliance with section 3B of this Agreement. At Buyer's option or upon Supplier's written demand, such audit will be performed by an independent third party at Buyer's expense. However, if Supplier is found to not be complying with section 3B of this Agreement in any way, Supplier shall reimburse Buyer for all costs associated with the audit. The results of such audit shall be kept confidential by the auditor, and only Supplier's failures to abide by the obligations of this Agreement shall be reported to Buyer.

G. If a new product not included in Addendum A is to be purchased regularly, its price will be negotiated by a corporate representative at the time of initial purchase. If the product is for test purposes only at a given site, its price may be established between Supplier and a Sitebuyer. Said price shall be in effect until such time as an Intel part number is created, at which time a corporate-wide price will be negotiated by a corporate representative.

H. Supplier will publish quarterly updates of Addendum A to FMO, all Buyer's Site Chemicals buyers and Buyer's Accounts Payable department, including new chemicals, their negotiated prices, supplier part numbers, Intel part numbers and any other changes. Quarterly updates of Addendum A will be issued on 1/30, 4/30, 7/30 and 10/30 of each year. Names and addresses of all parties to receive the updates will be provided and updated by Site buyer (see Addendum B).

I. U.S. and non-U.S. prices will be fixed in U.S. dollars regardless of the Item country of origin or destination. Buyer retains the right to buy from Supplier or any subsidiaries of Supplier in U.S. dollars.

J. The cost of containers, both returnable and disposable, diptubes and any required accessories will be included in the cost of the chemical

K. Warehousing costs will be separate from this Agreement and will be billed separately.

4.   INVOICING AND PAYMENT

A. Any applicable prompt payment discounts will be computed from the latest of: (i) the scheduled delivery date; (ii) the date of actual delivery; or
      (iii) the date a properly filled out original invoice or packing list is received. Payment is made when Buyer's check is mailed or EDI funds transfer initiated. Buyer shall make payment within forty-five (45) days of receipt of the proper original invoice or packing list.

B. Original invoices or packing lists shall be submitted and shall include: full legal company name, payment terms, freight terms, tax status and rate, purchase agreement number from the Purchase Order, purchase order number, line Item number, Release number, part number, complete bill to address, description of Items, quantities, unit price and extended totals. Buyer's payment shall not constitute acceptance. Invoice must match Buyer's PO and packing slip exactly including unit of measure.

C. Supplier shall provide to Buyer's Accounts Payable, and update as necessary, the names and phone numbers of a contact in Accounts Receivable.

D.    All international shipments must be accompanied by original invoice.

E. Supplier will invoice Buyer for material and services no later than 120 days after delivery.

5.     TERMINATION

      This Agreement may not be terminated by either party prior to the Expiration Date, except upon material breach by the other party. The Agreement may be terminated by either party on or after the Expiration Date by delivering to the other party written notice of termination at least one year prior to the date of such termination.

6.    CONTINGENCIES

      Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes or acts of civil or military authorities. If delivery is to be delayed by such contingencies, Supplier shall immediately notify Buyer in writing and Buyer may either: (i) extend time of performance; or
      (ii) terminate all or part of the uncompleted portion of the Purchase Order at no cost to Buyer.

7.    DELIVERY, RELEASES AND SCHEDULING

A. Any Forecasts provided by Buyer are for planning purposes only and do not constitute a Release or other commitment by Buyer.

B.    [Left intentionally blank]

C. Supplier shall notify Buyer in writing within two (2) business days of receipt of Buyer's Purchase Order if Supplier is unable to make any scheduled delivery and state the reasons therefor. The absence of such notice constitutes acceptance of the Purchase Order and commitment to the Release terms.

D. Supplier shall not deliver Items earlier than five (5) business days prior to agreed scheduled delivery dates and Buyer may return early, excess, or non-conforming shipments at Supplier's risk and expense.

E. Buyer may reschedule or cancel any Release in whole or in part prior to the Release date at no additional charge.

F. Buyer may place any portion of a Release on hold by notice which shall take effect immediately upon receipt. Releases placed on hold will be rescheduled or canceled within a reasonable time.

G. Supplier shall not deliver Items until such Items are specified in an issued Purchase Order which contains specific Release dates for specific Items.

H. Purchase orders will specify the destination date at Buyer dock or designated warehouse.

I. Supplier must notify FMO, Accounts Payable and all Site Chemical buyers immediately in writing of any changes, including changes in delivery schedules, part numbers, contact persons and the party to be invoiced.

J. Supplier must provide FMO with a Certificate of Analysis (C of A) or sample for each lot to be shipped, as directed in the most current appropriate Intel Specification (Addendum C).

K.    Buyer may return any standard Item in same condition as received within
      [     ] days of receipt. Buyer will pay return freight and disposal costs, if necessary (Disposal costs paid only if the product conformed to all required specifications in place). Reimbursement for Items returned will be made by credit memo.

L. Supplier shall ship all Items according to the delivery address provided on each Purchase Order submitted by Buyer.

M. Supplier shall provide and update as necessary the name and phone number of one person which Buyer's representative may contact regarding scheduling and delivery. Additionally, Supplier will provide 24-hour hotline/contact number which Buyer may contact in case of emergency.

N. Supplier agrees to maintain safety stock on specified Items as mutually agreed with Buyer's local sites. Supplier shall notify Buyer whenever safety stock falls below minimum levels and will provide a corrective action plan to replenish Items. In the event Buyer no longer intends to purchase a particular Item from Supplier for use at a particular site, Buyer shall so notify Supplier of such fact and Buyer shall purchase Buyer's minimum required safety stock of such Items at that site.

O. Supplier shall maintain an on-hand supply of emergency packaging material sufficient to meet pre-agreed requirements with Buyer's Site Chemical buyer.

8.    ACCEPTANCE AND WARRANTY

A. Buyer may with reasonable advance notification inspect and test all Items at reasonable times before, during and after manufacture. If any inspection or test is made on Supplier's premises, Supplier shall provide reasonable facilities and assistance for the safety and convenience of Buyer's inspectors in such manner as shall not unreasonably hinder or delay Supplier's performance. All Items shall be received subject to Buyer's inspection, testing, approval and acceptance at Buyer's premises notwithstanding any inspection or testing at Supplier's premises or any prior payment for such Items. Items rejected by Buyer as not conforming to this Agreement or Item specifications whether provided by Buyer or furnished with the Item may be returned to Supplier at Supplier's risk and expense and, at Buyer's request shall immediately be repaired or replaced.

B. Supplier warrants that all Items furnished here under shall be new, of the grade and quality specified, conform to all agreed-to specifications, and will be free of liens and encumbrances (excluding claims of intellectual property infringement, which are the exclusive subject of Section 14). These warranties shall survive any delivery, inspection, acceptance, payment or resale of the Items. Original specifications and any subsequent modifications to those specifications shall be agreed upon by both Buyer and Supplier. SUPPLIER MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO THE ITEMS, WHETHER USED ALONE OR IN COMBINATION WITH OTHER SUBSTANCES, EVEN IF THE PURPOSES OR USES OF SUCH PRODUCTS ARE KNOWN BY SUPPLIER.


C. During the Items' specified shelf life, at Buyer's option, Supplier shall promptly repair, replace or refund the purchase price of all Items not conforming to the foregoing warranties, and shall also refund the cost of return shipping of such Items. Supplier will bear the risk of loss of such
      Items while in transit. [     ] As used herein, "Non-Conformance Event"
      shall mean the receipt by Buyer of a lot of Items which are not in conformity with the warranty given in Section 8B above. IN NO EVENT SHALL SELLER BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING IN WARRANTY UNDER THIS AGREEMENT OR THE
      TRANSACTIONS CONTEMPLATED HEREBY. [     ] NOTHING IN THIS SECTION IS
      INTENDED TO PLACE A LIMITATION ON EITHER PARTY'S LIABILITY IN TORT FOR PERSONAL INJURY.


D. Freight charges for returned non-conforming Items shall be paid by Supplier with the understanding that returns must be authorized in accordance with Supplier's return authorization procedures. Returns must be authorized by Supplier within 10 days of Buyer's request. Credit for returned Items will be issued within 30 days of notification by Buyer.

E. Notwithstanding anything to the contrary contained in this Agreement, Supplier represents and warrants to Buyer that there will be no disruption in the supply of those goods and/or services which are under the direct control of the Supplier as a result of or due to the date change from and between December, 1999, and January, 2000, nor due to the year 2000 being a leap year. Supplier does not provide any such warranty for disruptions caused by those goods and/or services which are not under the Supplier's direct control. As used herein, "direct control" refers to goods and/or services which the Supplier actively manages by
      contract and/or owns. [     ]



9.    PRODUCT SPECIFICATIONS/IDENTIFICATION/ ERRATA

A. Supplier shall not modify the specifications for Items without Buyer's written consent. Supplier shall notify FMO and all Site Chemical buyers immediately in writing of any change in Supplier's part number, in the manufacturing process, packaging or description for any Item sold to Buyer at least ninety (90) days in advance of any changes. Such notice shall also be included in the quarterly update mentioned in Section 3 (I).

B. Supplier shall cooperate with Buyer to provide configuration control and traceability systems for Items supplied hereunder.

C. Items must comply with Buyer's raw material specifications (Intel Specification 07-400).

D. As long as Buyer is purchasing a particular Item, Supplier shall notify FMO and all Site Chemical buyers at least one year in advance of expected discontinuance of that Item. Exception: In the event of changes or discontinuation required by governmental order or requirement, Supplier shall notify Buyer in writing immediately. Notification of any change in product specification must follow Intel's " Materials Change Control Procedure." (Intel Specification 07-120).

E. Where an existing agreed-to Intel Specification (Addendum C) is updated, the updated Specification must be agreed to by Buyer and Supplier before it will be in effect.

10.   CONTAINERS AND DIPTUBES

A. All necessary chemical containers, packaging and diptubes will be provided by Supplier and included in the cost of the Item.

B. All containers and diptubes shall be inspected by Supplier before each use and repaired or replaced as necessary.

C. At all times, ownership and title of containers and diptubes will remain with the Supplier.

D. Buyer will not be responsible for any additional charges for acquisition, termination or disposal of containers or diptubes.

E. In the event that containers or diptubes become damaged through neglect or misuse by Buyer, Buyer will reimburse Supplier an amount agreed upon and pro-rated based upon useful life.

F. All packaging including quartz, stainless steel, bottles, drums and ICBs, shall be equipped with tamper evident seals.

11    PACKING AND SHIPMENT

A. Shipments to Israel: Delivery terms for Israel will be DDP Intel, Jerusalem. Supplier fulfills its obligation to deliver when Items are made available at Buyer's dock or designated warehouse. Supplier will bear all risks, liabilities and costs involved in bringing the Items thereto. Buyer will ship empty containers to the point of manufacture in a timely manner.

B. Shipments to Ireland: Delivery terms for Ireland will be DDU Intel, Leixlip. Supplier fulfills its obligation to deliver when Items are made available at Buyer's dock or designated warehouse. Supplier will bear all risks, liabilities and costs involved in bringing the Items thereto, excluding duties, taxes and other official charges payable upon importation. Buyer will ship empty containers to the point of manufacture in a timely manner.

C. For all other Intel Factories, both U.S. and non-U.S., Items shall be DDP Buyer's dock or as otherwise specified in the Release. Buyer will ship empty containers to the point of manufacture in a timely manner. All Items shall be prepared for shipment in a manner which: (i) follows good commercial practice; (ii) is acceptable to common carriers for shipment at the lowest rate; and (iii) is adequate to ensure safe arrival. Supplier shall mark all containers with necessary lifting, handling and shipping information, purchase order number, date of shipment and the names of the Buyer and Supplier. Buyer shall notify Supplier of the method of shipment and expected delivery date. If no instructions are given, Supplier shall select the most cost effective carrier, given the time constraints known to Supplier. Supplier shall ship only the quantity of Items specified in the Release. Buyer may return at Supplier's expense any Items in excess of the quantity stated in the Release.

D. Supplier shall be responsible for all Supplier's activities through manufacture, storage, transport, and delivery of Items to Buyer. In the event that Buyer must deploy emergency, safety, or materials personnel in response to an emergency or non-compliance with Intel or regulatory procedure involving Items supplied hereunder, Buyer and Supplier will review the incident. If Buyer and Supplier agree that (i) such deployment was necessary, and (ii)Supplier's negligent act or failure to act was the proximate cause of such emergency or non-compliance, then Supplier agrees to reimburse Buyer for the out-of-pocket cost incurred by Buyer in deploying its personnel to respond to such incident. Supplier will not be responsible for costs incurred by such deployment due to Buyer's negligent act or failure to act. International shipments: Supplier will provide Buyer's representative with shipping documents as requested. Buyer's purchase orders will contain detailed shipping instructions.

E. Shipment of all Items qualified for Buyer's Preship or Direct Ship Programs will be done in accordance with latest mutually accepted Intel Specification 07-402 (Intel Chemical and Gas Quality Program.).

12.   OWNERSHIP AND BAILMENT RESPONSIBILITIES

A. Any specifications, drawings, schematics, technical information, data, tools, dies, patterns, masks, gauges, test equipment, and other materials furnished or paid for by Buyer shall: (i) be kept confidential; (ii) remain Buyer's property; (iii) be used by Supplier exclusively for Buyer's orders; (iv) be clearly marked as Buyer's property and segregated when not in use; (v) be kept in good working condition at Supplier's expense; and
      (vi) be shipped to Buyer promptly on demand.

B. Supplier shall insure Buyer's property and be liable for loss or damage while in Supplier's possession or control, ordinary wear and tear excepted.

13.   CONFIDENTIALITY AND PUBLICITY

A. During the course of this Agreement, either party may have or may be provided access to the other's confidential information and materials. Provided such are marked in a manner reasonably intended to make the recipient aware, or the recipient is sent written notice within forty-eight (48) hours of disclosure, that the information or materials are "Confidential", each party agrees to maintain such information in accordance with the terms of this Agreement and the CNDA referenced on the signature page of this Agreement or any applicable separate nondisclosure agreement between Buyer and Supplier. In the absence of a CNDA or other written agreement, at a minimum each party agrees to maintain such information in confidence and limit disclosure on a need to know basis, to take all reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats it's own information of a similar nature, until the information becomes publicly available through no fault of the non disclosing party. Supplier's employees who access Buyer's facilities may be required to sign a separate non-disclosure agreement prior to admittance to Buyer's facilities.

B. The parties agree that neither will disclose the existence of this Agreement, nor any of its details or the existence of the relationship created by this Agreement, to any third party without the specific, written consent of the other. If disclosure of this Agreement or any of the terms hereof is required by applicable law, rule or regulation, or is compelled by a court or governmental agency, authority or body: (i) the parties shall use all legitimate and legal means available to minimize the disclosure to third parties of the content of the Agreement, including without limitation seeking a confidential treatment request or protective order; (ii) the disclosing party shall inform the other party at least ten (10) business days (i.e., not a Saturday, Sunday or a day on which banks are not open for business in the geographic area in which the non-disclosing party's principal office is located) in advance of the disclosure; and (iii) the disclosing party shall give the other party a reasonable opportunity to review and comment upon the disclosure, and any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure. The parties may disclose this Agreement in confidence to their respective legal counsel, accountants, bankers and financing sources as necessary in connection with obtaining services from such third parties. The obligations stated in this section shall survive the expiration or termination of this Agreement.

14.   PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS AND MASKWORK RIGHTS


A. Supplier makes no agreement to defend, indemnify or hold Buyer harmless from any costs, expenses, losses, damages or liabilities incurred because of actual or alleged infringement of any patent, trade secret or other
      intellectual property right by, or arising from use of, [     ] slurry or
      any other Items designated as custom by the parties. For all other Items, Supplier agrees to indemnify and hold Buyer harmless from any costs and expenses (including reasonable attorneys' fees) incurred in connection with, and damages awarded to a third party as a direct result of, adjudicated claims of infringement of any third party patent, trade secret, trademark or other intellectual property right arising out of the purchase of Items by Buyer or the use of Items by Buyer or Buyer's customers, provided, however, that Seller is not obligated to so indemnify Buyer, if (i) the sale of such Item by Supplier does not constitute contributory infringement or inducement to infringe; or (ii) Buyer modifies the Item; or (iii) Buyer uses the Item in a manner other than the specific use for which the Item is sold by Supplier. Buyer shall promptly notify Supplier of such claim or demand and shall permit Supplier to participate in the defense thereof.



B.    [     ] Supplier shall have the right to settle said claim at its discretion.


C. If an injunction issues as a result of any such claim or action or if Supplier determines in good faith that it is unable or unwilling to supply an Item because the Item itself or the use of the Item may infringe a patent or may constitute a misappropriation of a trade secret, Supplier agrees at its expense and Buyer's option to either: (i) procure for Buyer and Buyer's customers the right to continue using Items; (ii) replace them with non-infringing Items; or (iii) modify them so they become non-infringing. Buyer's sole remedy for Supplier's failure to supply or to
      obtain the remedy elected shall be [     ], and upon [     ] Supplier
      shall not be deemed in breach of this Agreement.


D.    [     ]


15.   HAZARDOUS MATERIALS

A. If Items or any services provided hereunder include hazardous materials as defined by relevant local, state, and national law, Supplier represents and warrants that Supplier and its personnel providing services to Buyer understand the nature of and hazards associated with the design and/or service of Items including handling, transportation, and use of such hazardous materials, as applicable to Supplier. Prior to causing hazardous materials to be on Buyer's property, Supplier shall obtain written approval from Buyer's Site Environmental/Health/Safety organization. Supplier will indemnify Buyer from any environmental liability incurred by Buyer which results from the shipment and delivery of hazardous Items to Buyer, provided Buyer's negligence was not a proximate cause of such liability.

B. Supplier will timely provide Buyer with material safety data sheets and any other documentation reasonably necessary to enable Buyer to comply with applicable laws and regulations.

C. Supplier hereby certifies that Items supplied to Buyer do not contain and are not manufactured with any ozone depleting substances, as those terms are defined by law.

16.   CUSTOMS CLEARANCE

      Upon Buyer's request, Supplier will promptly provide Buyer with a statement of origin for all Items and with applicable customs documentation for Items wholly or partially manufactured outside of the country of import.

17.   COMPLIANCE WITH LAWS

A. Supplier shall comply with all national, state, and local laws and regulations governing the manufacture, transportation, and/or sale of Items and/or the performance of services in the course of this Agreement. In the United States, these may include, but are not limited to, Department of Commerce, Environmental Protection Agency, and Department of Transportation regulations applicable to hazardous materials.

B. Supplier represents and agrees that it is in compliance with Executive Order 11246 and implementing Equal Employment Opportunity regulations and the Immigration Act of 1987, unless exempted or inapplicable.

18.   MERGER, MODIFICATION, WAIVER, AND REMEDIES

A. This Agreement contains the entire understanding between Buyer and Supplier with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both parties.

B. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

C. Except as otherwise expressly limited herein, the parties' rights and remedies herein are in addition to any other rights and remedies provided by law or in equity.

D. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless Buyer determines in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

19.   ASSIGNMENT

      Neither party may assign or factor any rights in nor delegate any obligations under this Agreement or any portion thereof without the written consent of the other. However, Supplier may assign its rights and obligations hereunder to its direct and indirect subsidiaries, without such consent. Buyer may cancel this Agreement for cause should Supplier attempt to make an unauthorized assignment of any right or obligation arising hereunder.

20.   APPLICABLE LAW

      This Agreement is to be construed and interpreted according to the laws of the State of Delaware, excluding its conflict of laws provisions. This Agreement is not subject to the United Nations Convention on Contracts for the International Sale of Goods, in accordance with Article 6 thereof.

21.   HEADINGS

      The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

22.   SPECIFIC PERFORMANCE

      Notwithstanding anything else contained in this Agreement, the parties hereto agree that failure to perform certain obligations undertaken in connection with this Agreement would cause irreparable damage, and that monetary damages would not provide an adequate remedy in such event. The parties further agree that failure to deliver against accepted Purchase Orders, or to deliver confirmed supply or pricing, are such obligations. Accordingly, it is agreed that, in addition to any other remedy to which the non breaching party may be entitled, at law or in equity, the non breaching party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and an order of specific performance to compel performance of such obligations in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction.

23.   SURVIVAL

      The provisions of Sections: 1, 8, 13, 14, 15, 20 will survive any termination or expiration of this Agreement. In addition, any license granted pursuant to Section 25 which is exercised prior to the Expiration Date shall remain in force and effect for a period of three (3) years following the Expiration Date, and Section 25 shall survive for this three-year time period following the Expiration Date.

24.   VOLUME COMMITMENTS

A.    Buyer's and Supplier's volume obligations and sales commitments for
      [     ] are set forth in Addendum D for the years set forth therein.

B. Notwithstanding the volume obligations described above and set forth in detail in Addendum D of this Agreement, in the event that (i) Buyer is made a party to litigation arising from a claim of intellectual property infringement for which Buyer is indemnified, pursuant to Section 14 above, and (ii) Buyer determines, in good faith, after a thorough review of the claim, underlying patent, requested relief, Buyer's defenses and other
      relevant facts, that [     ], unless Supplier agrees in writing to
      increase [     ] set forth in Section 14 to a level which exceeds [     ].

C. Notwithstanding the volume obligations described above and set forth in detail in Addendum D of this Agreement, in the event Supplier does not supply a particular

      Item for the reasons stated in Section 14C above, Supplier shall be released from its contractual obligation to supply the affected Item to Buyer.

25.   LICENSE

A. Supplier agrees to grant to Buyer and/or its designee a contingent, royalty-free, fully-paid, worldwide, non-exclusive, irrevocable license, under those intellectual property rights that are owned by Supplier, or licensed to Supplier (which Supplier has the right to sublicense), that are necessary to make, use and import, and in the case of any such designee, to sell to Buyer or offer for sale to Buyer, those specific Items that Supplier is not able to supply under this Agreement for one of the following reasons:


      [     ]


      The above described license is expressly limited to the right to make Items for Buyer's sole use, or in the case of a designee, to make, sell or offer for sale Items (not supplied for the reasons set forth above), in an amount not to exceed those set forth in Addendum D, for Buyer's sole use. In addition, the above described license shall not obligate Supplier to disclose any trade secrets to Buyer or its designee other than the formulation (i.e., the ingredients and proportions) of the Item which has not been supplied. Any disclosure of such Item's formulation to Buyer and/or its designee shall be subject to Buyer and/or its designee entering into appropriate obligations of confidentiality with respect to such formulation.


B.    In the event (i) Buyer is made a defendant in litigation by any person or
      entity other than [     ], arising from a claim of patent infringement for
      which Buyer is indemnified, pursuant to Section 14 above; and (ii) Supplier is willing to continue to supply the affected Items; and (iii)
      Supplier is unable to settle such litigation [     ]; and (iv) Buyer
      determines, in good faith, after a thorough review of the claim, underlying patent, requested relief, Buyer's defenses and other relevant
      facts, that [     ]:



            (i) [     ] to Buyer and/or its designee [     ], and in the case of
      any such designee, [     ], those specific Items (in an amount not to
      exceed that set forth in Addendum D) that are the subject of such
      litigation, provided, that Supplier [     ]. The [     ] in such case with
      respect to the [     ] shall be [     ]
      of the purchase price or fair market value (if produced by Buyer
      internally) of the Item that is [     ]; or



            (ii) [ ] to Buyer and/or its designee [ ], and in the case of any such designee, [ ], those specific Items that are the subject
      of such litigation. The [     ] in such case shall be [     ] of the
      purchase price or fair market value (if produced by Buyer internally) of
      the Item that is [     ]. The foregoing [     ] is expressly limited to
      the right to [     ] (in an amount not to exceed that set forth in
      Addendum D) for Buyer's sole use.



      In the event Buyer exercises its right to have a [     ] to Buyer and/or
      its designee under this Section 25B, any such [     ] shall not
      subsequently revert to a [     ] under Section 25A, regardless of whether
      Supplier subsequently stops supplying the affected Item.

                                   ADDENDUM A

                     PRODUCT DESCRIPTION AND PRICE SCHEDULE


A. [     ]


TABLE A


      PRICES WHICH APPLY IF BUYER PURCHASES [     ]



  -----------------------------------------------------------------------------------------------------------------
  CABOT PART #             PKG         POINT OF MANUFACTURE            DESTINATION                 PRICE PER GALLON
  -----------------------------------------------------------------------------------------------------------------
   [     ]                 IBC            United States         United States (FOB local               $[     ]
                                                                      Warehouse)
                                                                ---------------------------------------------------
                                                                      Ireland (DDU)                    $[     ]
                                                                ---------------------------------------------------
                                                                      Israel (DDP)                     $[     ]
  -----------------------------------------------------------------------------------------------------------------
   [     ]                  IBC             Barry, Wales        United States (FOB local               $[     ]
                                                                      Warehouse)
                                                                ---------------------------------------------------
                                                                      Ireland (DDU)                    $[     ]
                                                                ---------------------------------------------------
                                                                      Israel (DDP)                     $[     ]
  -----------------------------------------------------------------------------------------------------------------
   [     ]                 IBC/DTA          United States       United States (FOB local               $[     ]
                                                                      Warehouse)
  -----------------------------------------------------------------------------------------------------------------



TABLE B


      PRICES WHICH APPLY IF BUYER PURCHASES [     ]



  -----------------------------------------------------------------------------------------------------------------
  CABOT PART #             PKG         POINT OF MANUFACTURE           DESTINATION                  PRICE PER GALLON
  -----------------------------------------------------------------------------------------------------------------
   [     ]                 IBC            United States         United States (FOB local                $[     ]
                                                                       Warehouse)
                                                                ---------------------------------------------------
                                                                     Ireland (DDU)                      $[     ]
                                                                ---------------------------------------------------
                                                                      Israel (DDP)                      $[     ]
  -----------------------------------------------------------------------------------------------------------------
  [     ]                  IBC             Barry, Wales         United States (FOB local                $[     ]
                                                                       Warehouse)
                                                                ---------------------------------------------------
                                                                     Ireland (DDU)                      $[     ]
                                                                ---------------------------------------------------
                                                                      Israel (DDP)                      $[     ]
  -----------------------------------------------------------------------------------------------------------------
  [     ]                 IBC/DTA          United States        United States (FOB local                $[     ]
                                                                       Warehouse)
  -----------------------------------------------------------------------------------------------------------------

TABLE C


      PRICES WHICH APPLY IF BUYER PURCHASES [     ]



  -----------------------------------------------------------------------------------------------------------------
   CABOT PART #             PKG        POINT OF MANUFACTURE            DESTINATION                  PRICE PER GALLON
  -----------------------------------------------------------------------------------------------------------------
   [     ]                 IBC            United States         United States (FOB local                 $[     ]
                                                                       Warehouse)
                                                                ---------------------------------------------------
                                                                      Ireland (DDU)                      $[     ]
                                                                ---------------------------------------------------
                                                                     Israel (DDP)                        $[     ]
   -----------------------------------------------------------------------------------------------------------------
  [     ]                  IBC            Barry, Wales          United States (FOB local                 $[     ]
                                                                       Warehouse)
                                                                ---------------------------------------------------
                                                                     Ireland (DDU)                       $[     ]
                                                                ---------------------------------------------------
                                                                      Israel (DDP)                       $[     ]
  -----------------------------------------------------------------------------------------------------------------
   [     ]                 IBC/DTA          United States       United States (FOB local                 $[     ]
                                                                       Warehouse)
  -----------------------------------------------------------------------------------------------------------------





     Prices for purchases of [     ] between the [     ] shown in the above
     tables [     ] shall be determined by a straight line extrapolation of the prices shown in the above tables.



     The price per gallon of [     ] shall be calculated based upon the percent
     share of Buyer's requirements for [     ] which Buyer forecasts for the
     relevant calendar year. For example, if Buyer purchases [     ] from
     Supplier in calendar year 2000, the price will be determined using Table B.
     However, if Buyer purchases [     ] from Supplier in calendar year 2000,
     the price will be determined using Table A.



B. [     ]



--------------------------------------------------------------------------------------------------------------------------------
CABOT PART #   PKG    POINT OF          DESTINATION     PRICE BASED ON CUMULATIVE VOLUMES OF [     ] PURCHASED
                     MANUFACTURE
                                             #             [  ]-[  ]* [  ]-[  ]*  [  ]-[  ]*  [  ]-[  ]*    [  ]-[  ]*  >[     ]*
[     ]        IBC  United States    United States (FOB    $[     ]   $[     ]    $[     ]    $[     ]      $[     ]    $[     ]
                                      local warehouse)
                    United States          Israel          $[     ]   $[     ]    $[     ]    $[     ]      $[     ]    $[     ]
                                           (DDP)
                    United States      Ireland (DDU)       $[     ]   $[     ]    $[     ]    $[     ]      $[     ]    $[     ]
--------------------------------------------------------------------------------------------------------------------------------


*  volumes in thousands of gallons


     The price per gallon of [     ] shall be calculated based upon the
     cumulative volume of gallons of [     ] purchased by Buyer from

       Supplier during the term of this Agreement. Adjustments to the price,
       based upon the cumulative gallons of  [     ] purchased by Buyer from
       Supplier, shall take effect in the quarter following the quarter in which Buyer surpasses a volume threshold.



C.  [     ]*



-------------------------------------------------------------------------------------------------------------------------
     CABOT PART #       PKG      POINT OF MANUFACTURE               DESTINATION #                   PRICE PER GALLON
    [     ]             IBC          United States        United Sates (FOB local warehouse)             $[     ]

    [     ]             IBC          United States                  Ireland (DDU)                        $[     ]

    [     ]             IBC          Barry, Wales                   Ireland (DDU)                        $[     ]

    [     ]             IBC          Barry, Wales         United Sates (FOB local warehouse)             $[     ]
-------------------------------------------------------------------------------------------------------------------------



   *[     ]



D.  [     ]



------------------------------------------------------------------------------------------------------------------------
   CABOT PART #       PKG       POINT OF MANUFACTURE                 DESTINATION #                   PRICE PER GALLON
    [     ]             IBC           United States         United Sates (FOB local warehouse)              $[     ]
------------------------------------------------------------------------------------------------------------------------

                                   ADDENDUM B

KEY CONTACTS & INTEL FAB LOCATIONS

DEPARTMENT/TITLE            NAME                 PHONE

OHKA:
Account Representative      Brad Staley          630-375-5508
Accounts Receivable                              630-585-9471
24-Hour Emergency Contact   Brad Staley          630-375-5508
Schedule/Delivery Contact   Soni Pahia           916-939-9364
General                     Bruce Zwicker        630-375-5540

INTEL:
FMO
Commercial                  Mumtaz Ahmed         408-765-88
Technical                   Ara Philipossian     408-765-6256
                            Joe Schoenholtz      408-765-2435

Buyers
          Ireland           Caitriona Delaney    011-353-1-606-8630
          New Mexico        Tami Freeman         505-893-3538
             Fab 6          Oscar Ochoa          602-554-8417
             Fab 12         Oscar Ochoa          602-554-8417
          Israel
      Fab 8                 Anna Provad          011-972-2-5896357
             Fab 18         Yaron Ozer           011-972-7-666-6953
          Santa Clara
           D2               Karen Ma             408-765-6152
                            Ethel Swindall       408-765-2392
        Oregon              Heather Holcomb      503-642-8693
        Massachusetts
            F17             Tony Quarta

Accounts Payable:
           AZ/CA            Linda Medill         503-696-3237
           OR               Jessica Ailshie      503-696-3046
           NM               Debbie Martin        503-696-3302

                                   ADDENDUM C
                              QUALITY REQUIREMENTS

                     LIST OF GOVERNING INTEL SPECIFICATIONS

-------------------------------------------------------------------------------------------
SPEC. NO.    REV.                          TITLE                                ISSUE DATE

-------------------------------------------------------------------------------------------
07-116        0     MATERIALS CHANGE CONTROL POLICY                             05/22/98

-------------------------------------------------------------------------------------------

07-123        2     SUPPLIER CORRECTIVE ACTION POLICY                           02/25/98
-------------------------------------------------------------------------------------------

07-124        4     FMO/ATMO-DISCREPANT RAW MATERIAL DISPOSITION POLICY         06/09/98
-------------------------------------------------------------------------------------------

07-400        7     CHEMICALS SPECIFICATION SYSTEM                              06/05/97
-------------------------------------------------------------------------------------------

07-401        6     PROCEDURE FOR SHIPPING & RECEIVING OF CHEMICALS             12/05/97
-------------------------------------------------------------------------------------------

07-402        5     INTEL CHEMICAL QUALITY PROGRAM                              06/26/98
-------------------------------------------------------------------------------------------

07-403        2     SHIPPING OF TEMP-SENSITIVE CHEMICALS                        12/05/97
-------------------------------------------------------------------------------------------

07-411        4     PROCUREMENT SPEC FOR CHEMICALS                              11/25/98

-------------------------------------------------------------------------------------------

                                   ADDENDUM D
                               VOLUME OBLIGATIONS


A. [     ]



      During the years set forth below, Buyer shall be obligated to purchase
from Supplier [     ] During the years specified below, Supplier shall be
obligated to supply to Buyer [     ]



[     ] SLURRY VOLUME OBLIGATIONS
-------------------------------------------------------------------------------------
  CALENDAR YEAR       BUYER'S [     ] PERCENTAGE       SUPPLIER'S [     ] PERCENTAGE
-------------------------------------------------------------------------------------
       1999                       [     ]%                        [     ]%
-------------------------------------------------------------------------------------
       2000                       [     ]%                        [     ]%
-------------------------------------------------------------------------------------
       2001                       [     ]%                        [     ]%
-------------------------------------------------------------------------------------



Ninety days prior to the commencement of each calendar year, Buyer shall commit
and obligate itself to purchase from Supplier [     ] which it shall purchase
from Supplier during the upcoming year. The amount of [     ] which Buyer will
purchase, above the [     ], will be determined according to whether Supplier
meets requirements set by Buyer's Supplier Score Card.



B. [     ]



      During the years set forth below, Buyer shall be obligated to purchase
from Supplier [     ] During the years specified below, Supplier shall be
obligated to supply to Buyer [     ]

 Notwithstanding the foregoing, during the course of any calendar year, Buyer may, by giving 4 months advance written notification to Supplier, increase its
forecasted [     ] requirements for the remainder of the year (starting after the 4 month notice period), provided, however, such new forecasted amount may not exceed a volume which is greater than the product of the remaining volumes
from the original forecasted amount, multiplied by [     ].

[     ] SLURRY VOLUME OBLIGATIONS
------------------------------------------------------------------------------------
   CALENDAR YEAR       BUYER'S [     ] PERCENTAGE     SUPPLIER'S [     ] PERCENTAGE
------------------------------------------------------------------------------------
        1999                      [     ]%                         [     ]%
------------------------------------------------------------------------------------
        2000                      [     ]%                         [     ]%
------------------------------------------------------------------------------------
        2001                      [     ]%                         [     ]%
------------------------------------------------------------------------------------

90 days prior to the commencement of 2001, Buyer shall commit and obligate
itself to purchase from Supplier [     ] which it shall purchase from Supplier
during 2001. The amount of [     ] which Buyer will purchase, above the [     ],
will be determined according to whether Supplier meets requirements set by Buyer's Supplier Score Card.

C. [     ]

During the years set forth below, Buyer shall be obligated to purchase from
Supplier [     ] For each month of this Agreement, Supplier shall be obligated
to supply to Buyer [     ]

[     ] SLURRY VOLUME OBLIGATIONS
-----------------------------------------------------------------
  CALENDAR YEAR      [     ] PERCENTAGE       [     ] PERCENTAGE
-----------------------------------------------------------------
       1999                  [     ]%                [     ]%
-----------------------------------------------------------------
       2000                  [     ]%                [     ]%
-----------------------------------------------------------------
       2001                  [     ]%                [     ]%
-----------------------------------------------------------------


D. [     ]

   Neither Buyer nor Supplier have any volume obligations with respect to
   [     ]

With respect to all of the above describe Items, in the event Buyer does not
purchase a particular Item for use in its facilities in either [     ] for any
[     ] Supplier shall no longer be obligated to supply such Item to Buyer's facilities in the relevant geographic region.